EXHIBIT 15

August 13, 2007

Securities and Exchange Commission

100 F Street, N.E.Washington, DC 20549

Commissioners:

We are aware that our report dated August 13, 2007, on our review of interim financial information of Hertz Global Holdings, Inc. and its subsidiaries (the “Company”) for the three and six month periods ended June 30, 2007 and June 30, 2006 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-138812).

Very truly yours,
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey